Exhibit 99.1

Veracyte Announces Second Quarter 2018 Financial Results

Revenue up 24% to $22.8 Million Compared to Second Quarter 2017

Increasing Revenue and Narrowing Cash Burn Guidance for Full-year 2018

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., July 23, 2018 -- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the second quarter ended June 30, 2018 and provided an update on recent business progress. For the second quarter of 2018, revenue was $22.8 million, an increase of 24%, compared to $18.4 million for the second quarter of 2017. Genomic test volume was 7,686, an increase of 18% compared to the same period in 2017.
“We delivered another exceptional quarter of revenue and genomic test volume growth,” said Bonnie Anderson, chairman and chief executive officer of Veracyte. “We saw strong growth in our Afirma business where our deep RNA sequencing platform is enabling us to further reduce surgeries in thyroid cancer diagnosis and inform treatment decisions. We accelerated uptake of Percepta in lung cancer diagnosis, while launching our Early Access Program to address strong physician demand for Envisia - and are already leveraging crossover business opportunities with these two pulmonology products.”

Second Quarter 2018 Financial Results

For the three-month period ended June 30, 2018, as compared to the second quarter of 2017:

•	Revenue was $22.8 million, an increase of 24%;

•	Genomic Test Volume was 7,686, an increase of 18%;

•	Gross Margin was 64%, an increase of 2%;

•	Operating Expenses, Excluding Cost of Revenue were $20.4 million, an increase of 13%;

•	Net Loss and Comprehensive Loss was ($6.2) million, an improvement of 14%;

•	Basic and Diluted Net Loss Per Common Share was ($0.18), an improvement of 18%;

•	Cash Burn[1] was $3.6 million, an improvement of 28%; and

•	Cash and Cash Equivalents was $23.8 million at June 30, 2018.

For the six-month period ended June 30, 2018, as compared to the prior year period of 2017:

•	Revenue was $42.8 million, an increase of 23%;

•	Genomic Test Volume was 14,550, an increase of 18%;

•	Gross Margin was unchanged at 62%;

•	Operating Expenses, Excluding Cost of Revenue were $41.6 million, an increase of 16%;

•	Net Loss and Comprehensive Loss was ($15.4) million, an improvement of 1%;

•	Basic and Diluted Net Loss Per Common Share was ($0.45), an improvement of 2%; and

•	Cash Burn[1] was $11.3 million, an improvement of 15%.

1A reconciliation of net cash used in operating activities to cash burn has been provided in the financial statement tables included in this press release. An explanation of cash burn is also included below under the heading “Non-GAAP Financial Measures.”
Second Quarter 2018 and Recent Business Highlights

Commercial Growth:

•	Tripled Percepta revenue for the second quarter of 2018, compared to the first quarter, with the number of physicians ordering the Percepta classifier increasing by over 50 percent during this period.

•	Received regulatory approval from the New York State Department of Health, enabling us to now move 100% of Afirma classifier testing to the Genomic Sequencing Classifier (GSC).

•	Commercially launched the Afirma Xpression Atlas, providing RNA sequencing-based insights to inform surgery and treatment decisions in patients with suspected thyroid cancer.

•	Booked our first biopharmaceutical service revenue of $0.5 million based on the Afirma Xpression Atlas platform.

•	Launched the Envisia Early Access Program to select sites across the United States in response to physician demand, further preparing for commercial expansion in 2019.

Evidence Development:

•
Published clinical validation data for the Afirma GSC in JAMA Surgery, demonstrating the next-generation test’s ability to help approximately 70% of patients with indeterminate thyroid nodules avoid unnecessary surgery.

•
Strong performance and clinical utility data for our two flagship products, the Afirma GSC and the Percepta classifier, were shared in five presentations at major endocrinology and pulmonology conferences.

Scientific Innovation:

•	Assembled over 2,000 patient samples to advance our field-of-injury research to fuel development of a nasal swab test for early detection of lung cancer.
Updated 2018 Financial Outlook
Veracyte is increasing its 2018 annual revenue guidance to between $87 million and $89 million, from its previously updated guidance of between $83 million and $86 million. The company is narrowing its annual cash burn guidance to between $18 million and $21 million, from between $18 million and $22 million.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The call may be accessed as follows:

Veracyte Second Quarter 2018 Conference Call 4:30 p.m. ET Today
Website:	http://investor.veracyte.com
Dial-in number (U.S.):	(855) 541-0980
International Number:	(970) 315-0440
Conference ID:	7784825

The webcast replay will be available on the company's website approximately two hours following completion of the call.

About Veracyte
Veracyte, Inc. (Nasdaq: VCYT) is a leading genomic diagnostics company that is providing trustworthy and actionable answers that fundamentally improve patient care when current diagnostic tests are uncertain. The company's products uniquely combine genomic technology, clinical science and machine learning to provide answers that give physicians and patients a clear path forward without risky, costly surgery that is often unnecessary. Since its founding in 2008, Veracyte has commercialized three genomic tests, which are transforming the diagnosis of thyroid cancer, lung cancer and idiopathic pulmonary fibrosis and collectively target a $2 billion market opportunity. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Veracyte, Afirma, Percepta, Envisia, the Veracyte logo, and the Afirma logo are trademarks of Veracyte, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our belief that we have a strong foundation in place to drive revenue growth, our beliefs regarding momentum in our business and potential drivers of future growth, our expectations regarding full-year 2018 revenue and cash burn, our ability to move Afirma classifier testing to the GSC, commercial expansion of Envisia in 2019, our development of a nasal swab test for early detection of lung cancer, and our ability to drive revenue growth across our endocrinology and pulmonology franchises. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to our history of losses since inception; our ability to enhance the performance of our Afirma classifier; our ability to successfully transition to our next-generation Afirma GSC; the performance and acceptance of our Percepta and Envisia classifiers; our ability to increase usage of and reimbursement for the Afirma and Percepta classifiers and to obtain adequate reimbursement for our Envisia classifier, as well as any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; and other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), we monitor and consider cash burn, which is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies. We define cash burn as net cash used in operating activities plus net capital expenditures, such as net purchases of property and equipment. We believe cash burn to be a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business, including our purchases of property and equipment. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash and cash equivalents for the period because it excludes cash provided by or used for other investing and financing activities. We account for this limitation by providing information about our capital expenditures and other investing and financing activities in the statements of cash flows in our financial statements in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting cash flows from investing and financing activities in our reconciliation of cash burn. In addition, it is important to note that other companies, including companies in our industry, may not use cash burn, may calculate cash burn in a different manner than we do or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of cash burn as a comparative measure.
Because of these limitations, cash burn should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of cash burn to net cash used in operating activities provided in the tables below.

VERACYTE, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$22,751	$18,406	$42,792	$34,838
Operating expenses:
Cost of revenue	8,246	6,960	16,113	13,257
Research and development	4,601	3,603	8,276	7,633
Selling and marketing	9,623	7,994	21,166	15,330
General and administrative	5,932	6,192	11,576	12,211
Intangible asset amortization	266	266	533	533
Total operating expenses	28,668	25,015	57,664	48,964
Loss from operations	(5,917)	(6,609)	(14,872)	(14,126)
Interest expense	(481)	(808)	(929)	(1,608)
Other income, net	150	119	376	219
Net loss and comprehensive loss	$(6,248)	$(7,298)	$(15,425)	$(15,515)
Net loss per common share, basic and diluted	$(0.18)	$(0.22)	$(0.45)	$(0.46)
Shares used to compute net loss per common share, basic and diluted	34,314,234	33,873,128	34,320,793	33,848,645

VERACYTE, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$23,758	$33,891
Accounts receivable	13,006	12,716
Supplies inventory	3,049	5,324
Prepaid expenses and other current assets	1,822	1,997
Total current assets	41,635	53,928
Property and equipment, net	9,035	9,688
Finite-lived intangible assets, net	12,533	13,067
Goodwill	1,057	1,057
Restricted cash	603	603
Other assets	598	326
Total assets	$65,461	$78,669
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,962	$3,853
Accrued liabilities	8,429	8,175
Total current liabilities	10,391	12,028
Long-term debt	25,103	24,938
Capital lease liability, net of current portion	156	308
Deferred rent, net of current portion	4,005	4,170
Total liabilities	39,655	41,444
Total stockholders’ equity	25,806	37,225
Total liabilities and stockholders’ equity	$65,461	$78,669

(1) The condensed balance sheet at December 31, 2017 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 27, 2018.

VERACYTE, INC.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands of dollars)
	Six Months Ended June 30,
	2018	2017
Operating activities
Net loss	$(15,425)	$(15,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,969	1,846
Stock-based compensation	2,906	3,214
Other income	(93)	—
Amortization of debt issuance costs	16	53
Interest on end-of-term debt obligations	149	—
Changes in operating assets and liabilities:
Accounts receivable	(290)	(2,271)
Supplies inventory	2,275	158
Prepaid expenses and current other assets	98	25
Other assets	(272)	—
Accounts payable	(1,912)	266
Accrued liabilities and deferred rent	67	(772)
Net cash used in operating activities	(10,512)	(12,996)
Investing activities
Purchases of property and equipment	(761)	(728)
Proceeds from sale of property and equipment	—	440
Net cash used in investing activities	(761)	(288)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of costs	—	200
Proceeds from legal settlement regard short swing profits	403	—
Payment of capital lease liability	(144)	(135)
Proceeds from the exercise of common stock options and employee stock purchases	881	463
Net cash provided by financing activities	1,140	528
Net decrease in cash, cash equivalents and restricted cash	(10,133)	(12,756)
Cash, cash equivalents and restricted cash at beginning of period	34,494	59,942
Cash, cash equivalents and restricted cash at end of period	$24,361	$47,186
Supplementary cash flow information of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable	$63	$—
Interest paid on debt	$741	$1,540

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)
	June 30, 2018	December 31, 2017
Cash and cash equivalents	$23,758	$33,891
Restricted cash in long term assets, deposit for lease security	603	603
Total cash, cash equivalents and restricted cash	$24,361	$34,494

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO CASH BURN
(Unaudited)
(In thousands of dollars)
	Three Months Ended June 30,
	2018	2017
Net cash used in operating activities	$(3,099)	$(4,910)
Plus purchases of property and equipment	(534)	(113)
Cash burn	$(3,633)	$(5,023)
Net cash used in investing activities	$(534)	$(113)
Net cash provided by (used in) financing activities	$239	$(20)

	Six Months Ended June 30,
	2018	2017
Net cash used in operating activities	$(10,512)	$(12,996)
Plus purchases of property and equipment	(761)	(728)
Less proceeds from the sale of property and equipment	—	440
Cash burn	$(11,273)	$(13,284)
Net cash used in investing activities	$(761)	$(288)
Net cash provided by financing activities	$1,140	$528

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Media:
Tracy Morris
650-380-4413
tracy.morris@veracyte.com

Investors:
Keith Kennedy
650-243-6371
keith@veracyte.com